Financial Supplement First Quarter 2025 Exhibit 99.2

Disclaimers 02 This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, and the performance of our operators and their respective facilities. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward- looking statements, though not all forward-looking statements contain these identifying words. Our forward- looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the possibility of an offer or firm intention to make an offer for Care REIT plc by any third party; (ii) our ability to complete the acquisition of Care REIT, integrate its operations and achieve the benefits expected to result from the acquisition; (iii) the ability and willingness of our tenants and borrowers to meet and/or perform their obligations under the agreements we have entered into with them, including without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iv) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (v) the impact of healthcare reform legislation, including minimum staffing level requirements, on the operating results and financial conditions of our tenants and borrowers; (vi) the ability of our tenants and borrowers to comply with applicable laws, rules and regulations in the operation of the properties we lease to them or finance; (vii) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (viii) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities and the ability to acquire and lease the respective properties to such tenants on favorable terms; (ix) the ability to generate sufficient cash flows to service our outstanding indebtedness; (x) access to debt and equity capital markets; (xi) fluctuating interest rates; (xii) the impact of public health crises, including significant COVID-19 outbreaks as well as other pandemics or epidemics; (xiii) the ability to retain our key management personnel; (xiv) the ability to maintain our status as a real estate investment trust (“REIT”); (xv) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xvi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xvii) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, including in the sections entitled “Risk Factors” in Item 1A of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the "SEC"). This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement or on our website. See “Financials and Filings – Quarterly Results” on the Investors section of our website at investor.caretrustreit.com. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non-GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign"), The Pennant Group, Inc. ("Pennant") and PACS Group, Inc. ("PACS") are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s, Pennant's and PACS' financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. This supplement provides information about our financial results as of and for the quarter ended March 31, 2025 and is provided as of the date hereof, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this supplement (including forward-looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Table of Contents CONTACT INFORMATION 03 CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673 (949) 542-3130 ir@caretrustreit.com www.CareTrustReit.com Transfer Agent Broadridge Corporate Issuer Solutions P.O. Box 1342 Brentwood, NY 11717 (800) 733-1121 shareholder@broadridge.com Bayshire Carlsbad (Carlsbad, CA) COMPANY PROFILE 04 COMPANY SNAPSHOT 05 INVESTMENTS 06 PORTFOLIO OVERVIEW 07-14 Top 10 Tenants Lease Coverage Portfolio Performance Rent Diversification by Tenant Geographic Diversification Diversification by State Lease Maturities Tenant Purchase Options Other Real Estate Investments FINANCIAL OVERVIEW 15-24 Consolidated Income Statements Reconciliation of EBITDA, FFO and FAD Consolidated Balance Sheets Key Debt Metrics Debt Summary Debt Covenants 2025 Guidance Equity Capital Transactions Other Financial Highlights GLOSSARY 25-26

Company Profile MANAGEMENT Dave Sedgwick – Chief Executive Officer Bill Wagner - Chief Financial Officer James Callister - Chief Investment Officer CareTrust REIT is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust REIT generates revenues primarily by leasing properties to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. Since its debut as a standalone public company on June 1, 2014, and as of March 31, 2025, CareTrust REIT has expanded its tenant roster to 26 operators, and has grown its real estate portfolio to 249 net-leased healthcare properties across 32 states, consisting of 27,229 operating beds/units, excluding 6 properties classified as held for sale as of March 31, 2025. As of March 31, 2025, CareTrust REIT also had 21 other real estate related investments related to 113 healthcare properties across 17 states, consisting of 11,968 operating beds/units and one financing receivable related to 46 properties in one state consisting of 3,820 operating beds/units. BOARD OF DIRECTORS Diana Laing - Chair Anne Olson Spencer Plumb Dave Sedgwick Careina Williams EQUITY ANALYST COVERAGE* Baird - Wes Golladay | (216) 737-7510 Bank of America - Farrell Granath | (646) 855-1351 BMO Capital Markets - Juan Sanabria | (312) 845-4074 Deutsche Bank - Omotayo Okusanya | (212) 250-9284 Jefferies - Joe Dickstein | (212) 778-8771 KeyBanc Capital Markets - Austin Wurschmidt | (917) 368-2311 Raymond James - Jonathan Hughes | (727) 567-2438 RBC Capital Markets - Michael Carroll | (440) 715-2649 Wedbush - Richard Anderson | (212) 931-7001 Wells Fargo - John Kilichowski | (212) 214-5311 * This information is provided as of May 1, 2025. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of CareTrust. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of CareTrust or our management. CareTrust does not by our reference or distribution of the information above imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us. 04

CARETRUST REIT, INC. NYSE: CTRE Market Data (as of March 31, 2025) ◦ Closing Price: $28.58 ◦ 52 Week Range: $33.15 – $23.26 ◦ Market Cap: $5.4B ◦ Enterprise Value: $5.5B ◦ Outstanding Shares: 188.215M Credit Ratings ◦ Corporate Rating: BB+ (stable) ◦ Senior Unsecured Notes: BBB- ◦ Corporate Rating: BB+ (positive) ◦ Senior Unsecured Notes: BB+ FitchS&P ◦ Corporate Rating: Ba1 (stable) ◦ Senior Unsecured Notes: Ba1 Moody’s $3,633M INVESTMENTS 408 PROPERTIES 43,017 OPERATING BEDS/UNITS 33 OPERATORS 34 STATES Note: Portfolio amounts presented above are as of March 31, 2025 and include properties securing our financing receivable and other real estate related investments. Portfolio amounts exclude 6 properties classified as held for sale as of March 31, 2025. General Note: Totals may not add due to rounding. Snapshot 05

Investments (dollars in thousands)

Date	Investment Type	Property Type	Location	Facilities	Initial Investment	Initial Beds/Units[1]	Rent/Interest[2]	Yield[3]
6/1/2014	The Ensign Group	ALF, SNF, Campus	Various	94	$ 501,673	10,053	$ 56,000	N/A
2014 Investments				6	33,609	157	3,076	9.2 %
2015 Investments				20	233,028	1,840	22,263	9.6 %
2016 Investments				35	288,023	2,800	26,084	9.1 %
2017 Investments				36	309,805	3,324	28,000	9.0 %
2018 Investments				12	111,950	1,103	9,955	8.9 %
2019 Investments				27	340,884	3,348	30,168	8.8 %
2020 Investments				17	105,267	961	9,398	8.9 %
2021 Investments				10	196,576	1,247	13,103	7.7 %
2022 Investments				29	169,163	3,351	15,213	9.0 %
2023 Investments				24	288,141	2,437	28,311	9.8 %
2024 Investments				172	1,523,826	17,638	147,125	9.7 %
01/10/2025	Mezzanine Loan	SNF	MD	1	6,389	148	842	13.2 %
02/01/2025	Acquisition	SNF	TN	1	20,448	124	2,000	9.8 % [4]
02/28/2025	Acquisition	ALF	CA	1	20,637	100	1,896	9.2 %
04/01/2025	Acquisition	SNF Campus	CA	1	34,662	223	3,479	10.0 % [5]
2025 Investments				4	$ 82,136	595	$ 8,217	10.0 %

[1] Initial Operating Beds/Units as of the acquisition date.
[2] Rent/Interest represents the initial annualized acquisition-date cash rent, deferred interest income on any preferred equity investments and interest income on any loans receivable, unless otherwise noted.
[3] Yield represents Rent or Interest divided by Initial Investment.
[4] The property was acquired as part of a larger portfolio in which we contributed $442.3 million to a $461.5 million JV for the purchase of 28 SNFs. One lease provides for rent abatement in year 1 of $0.3 million. The initial yield to CareTrust is 9.0%.
[5] We contributed $33.8 million to a $34.7 million JV for the purchase of the SNF Campus. The initial yield to CareTrust is 9.7%.
See "Glossary" for additional information.

06

Top 10 Tenants Lease Coverage

	Twelve Months Ended September 30, 2024		Twelve Months Ended December 31, 2024	
	EBITDAR Coverage[1]	EBITDARM Coverage[1]	EBITDAR Coverage[1]	EBITDARM Coverage[1]
1 The Ensign Group	3.37x	4.28x	3.34x	4.25x
2 PACS Group[2]	2.61x	3.18x	2.67x	3.24x
3 Priority Management Group	1.24x	1.55x	1.37x	1.68x
4 Links Healthcare Group[3]	—	—	—	—
5 Bayshire Senior Communities[4]	1.40x	1.86x	1.52x	1.99x
6 Cascadia Healthcare	2.24x	2.79x	2.31x	2.86x
7 Covenant Care	1.98x	2.76x	2.32x	3.12x
8 The Pennant Group	0.86x	1.07x	0.93x	1.15x
9 Eduro Healthcare, LLC	1.18x	1.65x	1.33x	1.81x
10 Champion Care[3]	—	—	—	—
Total Top 10 Tenants	2.37x	3.02x	2.44x	3.09x
All Other Tenants	1.36x	1.79x	1.40x	1.85x
Total	2.21x	2.83x	2.28x	2.90x

Notes:

[1] EBITDAR Coverage and EBITDARM Coverage are based on financial information provided by our tenants. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into or amended since the end of the period, in which case the current contractual rent is used.

[2] Coverage metrics exclude one property held for sale as of March 31, 2025 and 16 facilities which are pre-stabilized.

[3] No coverage metrics are provided as the facilities are pre-stabilized.

[4] Coverage metrics exclude Employee Retention Tax Credits recognized in December 2023, which would have raised EBITDAR coverage to 2.15x for the twelve months ended September 30, 2024. In addition, coverage metrics exclude four properties which are pre-stabilized.

See "Glossary" for additional information.

07

Portfolio Performance

(dollars in thousands)

Asset Type	Facilities	Operating Beds/Units		Investment	% of Total Investment		Rent / Interest	% of Total Rent / Interest	Current Yield
As of March 31, 2025									
Investment in Real Estate Properties									
Skilled Nursing	190	20,628	$	2,103,556	57.9 %	$	215,127	59.2 %	10.2 %
Multi-Service Campus	28	3,998		459,396	12.6 %		43,087	11.8 %	9.4 %
Seniors Housing	31	2,603		178,997	4.9 %		18,509	5.1 %	10.3 %
Total Net-Leased Assets[1]	249	27,229	$	2,741,949	75.5 %	$	276,723	76.1 %	10.1 %
Financing Receivable[2]	46	3,820	$	97,072	2.7 %	$	11,663	3.2 %	12.0 %
Other Real Estate Related Investments	113	11,968	$	793,498	21.8 %	$	75,295	20.7 %	9.5 %
Total Investments	408	43,017	$	3,632,519	100.0 %	$	363,681	100.0 %	10.0 %

Asset Type	Facilities	Operating Beds/Units		Investment	% of Total Investment		Rent / Interest	% of Total Rent / Interest	Current Yield
As of December 31, 2024									
Investment in Real Estate Properties									
Skilled Nursing	189	20,464	$	2,063,662	57.5 %	$	212,046	59.1 %	10.3 %
Multi-Service Campus	28	3,998		478,388	13.3 %		43,691	12.2 %	9.1 %
Seniors Housing	30	2,443		156,588	4.4 %		16,575	4.6 %	10.6 %
Total Net-Leased Assets[3]	247	26,905	$	2,698,638	75.2 %	$	272,312	75.9 %	10.1 %
Financing Receivable[2]	46	3,820	$	97,053	2.7 %	$	11,560	3.2 %	11.9 %
Other Real Estate Related Investments	113	11,945	$	791,469	22.1 %	$	74,913	20.9 %	9.5 %
Total Investments	406	42,670	$	3,587,160	100.0 %	$	358,785	100.0 %	10.0 %

Asset Type	Facilities	Operating Beds/Units		Investment	% of Total Investment		Rent	% of Total Rent	Current Yield
As of March 31, 2024									
Skilled Nursing	152	16,658	$	1,446,148	63.5 %	$	150,334	64.7 %	10.4 %
Multi-Service Campus	26	3,687		405,838	17.8 %		36,509	15.7 %	9.0 %
Seniors Housing	33	2,580		184,666	8.1 %		20,616	8.9 %	11.2 %
Total Net-Leased Assets[4]	211	22,925	$	2,036,652	89.4 %	$	207,459	89.2 %	10.2 %
Other Real Estate Related Investments	62	7,323	$	242,144	10.6 %	$	25,062	10.8 %	10.4 %
Total Investments	273	30,248	$	2,278,796	100.0 %	$	232,521	100.0 %	10.2 %

Notes:

[1] All amounts exclude 6 properties classified as held for sale as of March 31, 2025.

[2] The financing receivable arrangement provides for multiple purchase option windows. The first option window opened December 1, 2024 for 3 facilities, the second option window opens December 1, 2026 for 4 facilities, the third option window opens December 1, 2027 for 35 facilities and the fourth option window opens December 1, 2028 for 4 facilities. Each option window will remain open until the expiration of the lease.

[3] All amounts exclude 10 properties classified as held for sale as of December 31, 2024 and one facility which was non-operational as of such date.

[4] All amounts exclude 13 properties classified as held for sale as of March 31, 2024, two facilities which were in the process of being repurposed and two that were non-operational as of such date.

See "Glossary" for additional information.

08

Rent Diversification by Tenant for Net-Leased Assets 09 Notes: [1] All amounts exclude 6 properties classified as held for sale as of March 31, 2025. See “Glossary” for additional information. (dollars in thousands) As of March 31, 2025[1] Net Leased Assets Operating Beds/Units Rent % of Total Rent 1 The Ensign Group 103 10,792 $ 75,299 27.2% 2 PACS Group 25 3,011 39,894 14.4% 3 Priority Management Group 15 2,144 31,894 11.5% 4 Links Healthcare 11 1,199 18,123 6.5% 5 Bayshire Senior Communities 9 1,263 15,333 5.5 % Total Top 5 Tenants 163 18,409 $ 180,543 65.2% 6 Cascadia 12 975 13,148 4.8% 7 Covenant Care 10 1,288 12,467 4.5% 8 The Pennant Group 10 1,002 8,311 3.0% 9 Eduro Healthcare, LLC 7 703 8,081 2.9% 10 Champion Care 3 346 6,900 2.5 % Total Top 10 Tenants 205 22,723 $ 229,450 82.9 % All Other Tenants 44 4,506 $ 47,273 17.1 % Total 249 27,229 $ 276,723 100.0%

Geographic Diversification (% of run-rate rent and interest) 10 * Less than 1%. Note: Numbers are as of March 31, 2025 and include properties securing our financing receivable and other real estate related investments. Numbers exclude 6 properties classified as held for sale as of March 31, 2025. See “Glossary” for additional information. 7% * 22% 12% 5% 5% 4% 3% 5%2% 2% 4% 1% 1% 1% 1% 1% 1% 1% 1% 1% * 6% * * * * * 4% * 13% 2% 1% * * 1%

Rent & Interest Diversification by State 11 Notes: [1] Amounts include properties securing our financing receivable and real estate related investments and exclude 6 properties classified as held for sale as of March 31, 2025. See “Glossary” for additional information. (dollars in thousands) As of March 31, 2025[1] Investments by State Facilities Operating Beds/Units Rent/Interest % of Total Rent/ Interest 1 California 65 8,015 $ 80,195 22.1% 2 Tennessee 29 3,098 45,674 12.6% 3 Texas 43 5,460 43,807 12.0% 4 North Carolina 14 1,610 22,199 6.1% 5 Louisiana 8 1,164 18,809 5.2 % Top 5 States 159 19,347 $ 210,684 57.9% 6 Illinois 57 4,873 18,561 5.1% 7 Idaho 21 1,640 16,482 4.5% 8 Oregon 13 870 14,203 3.9% 9 Washington 26 2,170 14,141 3.9% 10 Arizona 12 1,381 13,966 3.8 % Top 10 States 288 30,281 $ 288,037 79.2 % All Other States 120 12,736 $ 75,644 20.8 % Total 408 43,017 $ 363,681 100.0%

Lease Maturities 12 Notes: [1] All amounts exclude our secured and mezzanine loans receivable, preferred equity investments and financing receivable. Additionally, amounts exclude 6 properties classified as held for sale as of March 31, 2025. [2] Lease Maturity Year represents the scheduled expiration year of the primary term of the lease and does not include tenant extension options or purchase options, if any. See “Glossary” for additional information. Lease Maturity Year % o f T ot al R en t (dollars in thousands) As of March 31, 2025[1] Lease Maturity Year[2] Rent % of Total Rent 2026 $ 868 0.3% 2027 5,613 2.0% 2029 8,657 3.1% 2031 52,466 19.0% 2032 27,467 9.9% 2033 17,727 6.4% 2034 46,068 16.6% 2036 14,564 5.3% 2038 32,149 11.6% 2039 57,666 20.8% 2040 6,583 2.4% 2044 6,895 2.6 % Total $ 276,723 100.0% —% 0.3% 2.0% —% 3.1% —% 19.0% 9.9% 6.4% 16.6% —% 5.3% —% 11.6% 20.8% 2.4% 2.6% 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2044

Purchase Options (dollars in thousands)

Tenant Purchase Options

As of March 31, 2025

Asset Type	Properties	Lease Expiration	Option Period Open Date[1]		Option Type[2]	Current Cash Rent		% of Total Rent
SNF	1	March 2029	4/1/2022	[4]	A / B [5]	$ 858		0.31 %
SNF	1	March 2030	2/1/2026	[4]	A	1,200	[10]	0.43 %
SNF / Campus	2	October 2032	3/5/2027	[3]	B	3,367	[6]	1.22 %
SNF / Campus	2	May 2034	6/1/2026	[7]	B	2,714	[8]	0.98 %
SNF	1	November 2034	12/1/2027	[4]	A	1,100		0.40 %
SNF	6	November 2039	12/1/2027	[9]	B	10,160	[9]	3.67 %
								7.01 %

Notes:

[1] The Company has not received notice of exercise for the option periods that are currently open.

[2] Option type includes:
- A - Fixed base price.
- B- Fixed capitalization rate on lease revenue.

[3] Option window is only open for six months from the option period open date.

[4] Option window is open until the expiration of the lease term.

[5] Purchase option reflects two option types.

[6] Purchase option provides for purchase of any two of the three facilities. The current cash rent shown is an average of the range of $3.2 million to $3.5 million.

[7] Purchase option window is open for nine months from the option period open date.

[8] Purchase option provides for purchase of any one of five facilities in the first option window and another one of five facilities in the second option window beginning June 1, 2027. The current cash rent shown is an average of the range of $2.4 million to $3.1 million. Provided the operator exercises its option to extend the term of the master lease, beginning on June 1, 2035 and ending nine months thereafter, the operator shall have a purchase option for all facilities then remaining in the master lease.

[9] Lease agreement provides for the purchase of one to two facilities in each window over four option windows, for a total of six facilities. Each purchase option window opens at the beginning of each of lease years four, five, six, and seven beginning December 1, 2027 and is open for one year.

[10] Lease provides for abatement in the first three months. Annual rent beginning in month four is $1.2 million.

See "Glossary" for additional information.

13

Other Real Estate Investments

(dollars in thousands) As of March 31, 2025

Mortgage Loans

Maturity Year[1]	Property Type	Location		Investment	Wtd Avg Contractual Interest Rate		Interest
2025	SNF	CA, GA	$	32,541	9.2 % [2]	$	3,006
2026	ALF / SNF	CA		9,864	10.8 %		1,066
2027	SNF / Campus	Mid-Atlantic		75,000	8.5 % [2]		6,368
2028	SNF	FL		15,727	9.1 %		1,435
2029	SNF / Campus / ALF / ILF	Various		425,000	8.8 % [2]		37,451
2031	SNF	TN		26,675	9.2 %		2,461
2033	SNF Campus / ILF	CA		25,993	9.1 %		2,372
2034	SNF	CO, WA		21,050	8.6 %		1,814
2039	SNF	MD		19,190	9.4 %		1,794
Total Mortgage Loans			$	651,040	8.9 %	$	57,767

Mezzanine Loans

Maturity Year[1]	Property Type	Location		Investment	Wtd Avg Contractual Interest Rate		Interest
2027	SNF / Campus / ALF	MO, VA	$	44,800	14.2 % [2]	$	6,359
2029	SNF	CA		7,365	11.7 %		859
2032	SNF / Campus	Mid-Atlantic		25,000	11.2 %		2,788
2034	SNF / Campus	MD		11,511	13.2 %		1,517
Total Mezzanine Loans			$	88,676	13.0 %	$	11,523

Preferred Equity Investments

Investment	Property Type	Location		Investment	Return Rate		Return
Preferred Equity	SNF	CA	$	1,782	15.0 %	$	271
Preferred Equity	SNF / Campus	NC		9,000	11.0 %		1,004
Preferred Equity	SNF / Campus / ALF / ILF	Various		43,000	11.0 %		4,730
Total Preferred Equity Investments			$	53,782		$	6,005
Total			$	793,498		$	75,295

Notes:
[1] Maturity Year represents the scheduled maturity date of the loan agreement and does not include extension options, purchase options or prepayment options, if any.
[2] Rate is net of subservicing fee.
See "Glossary" for additional information.

14

Consolidated Income Statements 15 (amounts in thousands, except per share data) For the Three Months Ended March 31, 2025 2024 Revenues: Rental income $ 71,646 $ 53,502 Interest income from financing receivable 2,807 — Interest income from other real estate related investments and other income 22,168 9,568 Total revenues 96,621 63,070 Expenses: Depreciation and amortization 17,841 13,448 Interest expense 6,669 8,228 Property taxes 2,065 1,801 Impairment of real estate investments — 2,744 Transaction costs 888 — Property operating expenses 105 660 General and administrative 9,023 6,838 Total expenses 36,591 33,719 Other income (loss): Gain on sale of real estate, net 3,876 11 Unrealized gain (loss) on other real estate related investments, net 1,287 (612) Total other income (loss) 5,163 (601) Net income 65,193 28,750 Net (loss) income attributable to noncontrolling interests (609) 4 Net income attributable to CareTrust REIT, Inc. $ 65,802 $ 28,746 Earnings available to common stockholders per common share: Basic $ 0.35 $ 0.22 Diluted $ 0.35 $ 0.22 Weighted-average number of common shares: Basic 187,152 132,836 Diluted 187,416 133,202 Dividends declared per common share $ 0.335 $ 0.29

Reconciliation of EBITDA, FFO and FAD

(amounts in thousands)	Quarter Ended March 31, 2024	Quarter Ended June 30, 2024	Quarter Ended September 30, 2024	Quarter Ended December 31, 2024	Quarter Ended March 31, 2025
Net income attributable to CareTrust REIT, Inc.	$ 28,746	$ 10,758	$ 33,441	$ 52,135	$ 65,802
Depreciation and amortization	13,448	13,860	14,009	15,514	17,841
Noncontrolling interests' share of real estate related depreciation and amortization	—	—	—	(837)	(2,223)
Interest expense	8,228	8,222	7,807	4,768	6,669
Amortization of stock-based compensation	2,120	1,406	1,143	1,461	3,093
EBITDA attributable to CareTrust REIT, Inc.	52,542	34,246	56,400	73,041	91,182
Write-off of deferred financing costs	—	—	—	354	—
Impairment of real estate investments	2,744	25,711	8,417	5,353	—
Provision for loan losses	—	—	—	4,900	—
Property operating expenses (recovery)	972	361	3,893	1,665	(105)
(Gain) loss on sale of real estate	(11)	(21)	2,286	(46)	(3,876)
Loss on extinguishment of debt	—	—	657	—	—
Non-routine transaction costs	—	—	—	1,326	888
Amortization of stock-based compensation related to extraordinary incentive plan	—	—	—	—	816
Extraordinary incentive plan payment	—	—	—	2,313	—
Unrealized loss (gain) on other real estate related investments, net	612	1,877	(1,800)	(9,734)	(1,287)
Normalized EBITDA attributable to CareTrust REIT, Inc.	$ 56,859	$ 62,174	$ 69,853	$ 79,172	$ 87,618
Net income attributable to CareTrust REIT, Inc.	$ 28,746	$ 10,758	$ 33,441	$ 52,135	$ 65,802
Real estate related depreciation and amortization	13,442	13,853	14,002	15,507	17,833
Noncontrolling interests' share of real estate related depreciation and amortization	—	—	—	(837)	(2,223)
Impairment of real estate investments	2,744	25,711	8,417	5,353	—
(Gain) loss on sale of real estate	(11)	(21)	2,286	(46)	(3,876)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	44,921	50,301	58,146	72,112	77,536
Write-off of deferred financing costs	—	—	—	354	—
Provision for loan losses	—	—	—	4,900	—
Property operating expenses (recovery)	972	361	3,893	1,665	(105)
Non-routine transaction costs	—	—	—	1,326	888
Loss on extinguishment of debt	—	—	657	—	—
Amortization of stock-based compensation related to extraordinary incentive plan	—	—	—	—	816
Extraordinary incentive plan payment	—	—	—	2,313	—
Unrealized loss (gain) on other real estate related investments, net	612	1,877	(1,800)	(9,734)	(1,287)
Normalized FFO attributable to CareTrust REIT, Inc.	$ 46,505	$ 52,539	$ 60,896	$ 72,936	$ 77,848

16

See "Glossary" for additional information.

(amounts in thousands, except per share data) Quarter Ended March 31, 2024 Quarter Ended June 30, 2024 Quarter Ended September 30, 2024 Quarter Ended December 31, 2024 Quarter Ended March 31, 2025 Net income attributable to CareTrust REIT, Inc. $ 28,746 $ 10,758 $ 33,441 $ 52,135 $ 65,802 Real estate related depreciation and amortization 13,442 13,853 14,002 15,507 17,833 Noncontrolling interests' share of real estate related depreciation and amortization — — — (837) (2,223) Amortization of deferred financing fees 614 614 614 619 914 Amortization of stock-based compensation 2,120 1,406 1,143 1,461 3,093 Straight-line rental income 7 7 7 7 7 Amortization of lease incentives — 4 5 13 48 Noncontrolling interests' share of amortization of lease incentives — — — (6) (24) Amortization of below market leases (575) (575) (809) (926) (926) Noncontrolling interests' share of amortization of below market leases — — — 463 463 Non-cash interest income — — — (281) (623) Impairment of real estate investments 2,744 25,711 8,417 5,353 — (Gain) loss on sale of real estate (11) (21) 2,286 (46) (3,876) Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc. 47,087 51,757 59,106 73,462 80,488 Write-off of deferred financing costs — — — 354 — Provision for loan losses, net — — — 4,900 — Property operating expenses (recovery) 972 361 3,893 1,665 (105) Non-routine transaction costs — — — 1,326 888 Loss on extinguishment of debt — — 657 — — Amortization of stock-based compensation related to extraordinary incentive plan — — — — 816 Extraordinary incentive plan payment — — — 2,313 — Unrealized loss (gain) on other real estate related investments, net 612 1,877 (1,800) (9,734) (1,287) Normalized FAD attributable to CareTrust REIT, Inc. $ 48,671 $ 53,995 $ 61,856 $ 74,286 $ 80,800 FFO per share attributable to CareTrust REIT, Inc. $ 0.34 $ 0.35 $ 0.36 $ 0.40 $ 0.41 Normalized FFO per share attributable to CareTrust REIT, Inc. $ 0.35 $ 0.36 $ 0.38 $ 0.40 $ 0.42 FAD per share attributable to CareTrust REIT, Inc. $ 0.35 $ 0.36 $ 0.37 $ 0.40 $ 0.43 Normalized FAD per share attributable to CareTrust REIT, Inc. $ 0.37 $ 0.37 $ 0.39 $ 0.41 $ 0.43 Diluted weighted average shares outstanding [1] 133,328 145,380 160,025 182,222 187,574 [1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method. See "Glossary" for additional information. Reconciliation of EBITDA, FFO and FAD (continued) 17

Consolidated Balance Sheets 18 (amounts in thousands) March 31, 2025 December 31, 2024 Assets: Real estate investments, net $ 2,252,279 $ 2,226,740 Financing receivable 96,628 96,004 Other real estate related investments 799,799 795,203 Assets held for sale 16,736 57,261 Cash and cash equivalents 26,510 213,822 Restricted cash 606,000 — Accounts and other receivables 1,954 1,174 Prepaid expenses and other assets, net 73,890 35,608 Deferred financing costs, net 10,652 11,204 Total assets $ 3,884,448 $ 3,437,016 Liabilities and Equity: Senior unsecured notes payable, net $ 397,149 $ 396,927 Unsecured revolving credit facility 425,000 — Accounts payable, accrued liabilities and deferred rent liabilities 51,069 56,318 Dividends payable 63,053 54,388 Total liabilities 936,271 507,633 Redeemable noncontrolling interest 17,396 18,243 Equity: Common stock 1,877 1,870 Additional paid-in capital 3,455,256 3,439,117 Cumulative distributions in excess of earnings (529,821) (532,570) Total stockholders' equity 2,927,312 2,908,417 Noncontrolling interests 3,469 2,723 Total equity 2,930,781 2,911,140 Total liabilities and equity $ 3,884,448 $ 3,437,016

Key Debt Metrics



Net Debt to Annualized Normalized Run Rate EBITDA [1]
4.2
3.7
3.8
3.8
2.5
1.4
0.6
0.4
0.1
0.5
0.5
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
03/31/24
06/30/24
09/30/24
12/31/24
03/31/25



Net Debt to Enterprise Value [2]
30.6%
27.8%
26.2%
26.2% [3]
16.8% [3]
9.5%
4.1%
2.6%
0.4%
3.5%
2.9%
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
03/31/24
06/30/24
09/30/24
12/31/24
03/31/25

Notes:

[1] Net Debt to Annualized Normalized Run Rate EBITDA compares net debt as of the last day of the quarter to Annualized Normalized Run Rate EBITDA for the quarter which assumes investments closed during the quarter occurred on the first day of the quarter. Net debt is adjusted to include the net proceeds from future expected settlement of shares sold under equity forward contracts through the Company's ATM program during the applicable quarter. See "Financials – Quarterly Results" on the Investors section of our website at http://investor.caretrustreit.com for reconciliations of Normalized EBITDA and Normalized Run Rate EBITDA to the most directly comparable GAAP measure for the periods presented.

[2] Net Debt to Enterprise Value compares net debt as of the last day of the quarter to CareTrust REIT's Enterprise Value as of the last day of the quarter.

[3] Assumes the net proceeds from the future expected settlement of shares sold under equity forward contracts through the Company's ATM program during the quarter reduces outstanding debt and assumes the shares were issued.

See "Glossary" for additional information.

19

Notes: [1] Funds can be borrowed at applicable SOFR plus 1.05% to 1.55% or at the Base Rate (as defined) plus 0.05% to 0.55%. [2] Maturity date does not assume exercise of two, 6-month extension options. [3] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet. Debt Maturity Schedule Debt Summary 20 $— $— $— $400,000 $425,000 2025 2026 2027 2028 2029 Debt Maturity Year Pri nci pa l (dollars in thousands) March 31, 2025 Debt Interest Rate Maturity Date Principal % of Principal Deferred Loan Costs Net Carrying Value Fixed Rate Debt Senior unsecured notes payable 3.875% 2028 $ 400,000 48.5% $ (2,851) $ 397,149 Floating Rate Debt Unsecured revolving credit facility 5.472% [1] 2029 [2] 425,000 51.5% — [3] 425,000 Total Debt 4.698% $ 825,000 100.0% $ (2,851) $ 822,149

Debt Covenants 21 March 31, 2025 Covenant Minimum Requirement Maximum Requirement Actual Status Credit Facility Covenants Consolidated Leverage Ratio 60% 20.9 % In Compliance Consolidated Fixed Charge Coverage Ratio 1.50x 11.85x In Compliance Consolidated Tangible Net Worth ($ in thousands) 2,549,666 3,423,611 In Compliance Secured Debt Ratio 40% — % In Compliance

2025 Guidance

(shares in thousands)	Full Year 2025 Guidance[1]	
	Low	High
Net income attributable to CareTrust REIT, Inc.	$ 1.36	$ 1.40
Real estate related depreciation and amortization	0.37	0.37
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
(Gain) loss on sale of real estate	(0.02)	(0.02)
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	1.67	1.71
Property operating expenses	—	—
Non-routine transaction costs	—	—
Amortization of extraordinary stock grants	0.02	0.02
Unrealized (gain) loss on other real estate related investments, net	—	—
Normalized FFO attributable to CareTrust REIT, Inc.	$ 1.69	$ 1.73
Net income attributable to CareTrust REIT, Inc.	$ 1.36	$ 1.40
Real estate related depreciation and amortization	0.37	0.37
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.04	0.04
Amortization of extraordinary stock grants	0.02	0.02
Straight-line rental income	—	—
Amortization of below market leases	(0.02)	(0.02)
Noncontrolling interests' share of amortization of below market leases	0.01	0.01
Noncash revenues related to financing receivable	(0.01)	(0.01)
Amortization of lease incentives	—	—
Noncontrolling interests' share of amortization of lease incentives	—	—
(Gain) loss on sale of real estate	(0.02)	(0.02)
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	1.73	1.77
Property operating expenses	—	—
Non-routine transaction costs	—	—
Unrealized (gain) loss on other real estate related investments, net	—	—
Normalized FAD attributable to CareTrust REIT, Inc.	$ 1.73	$ 1.77
Weighted average shares outstanding:		
Diluted	190,594	190,594

22

Notes: [1] This guidance assumes and includes (i) all investments, dispositions and expected loan repayments made or expected to be made to date, (ii) no new or approved acquisitions, dispositions, or new loans, (iii) no new debt incurrences or new equity issuances, and (iv) estimated 2.5% CPI-based rent escalators under CareTrust's long-term net leases.

See "Glossary" for additional information.

Notes: [1] Represents average offering price per share for follow-on equity offerings. [2] As of March 31, 2025, CareTrust REIT had $734.0 million available for future issuances under the ATM Program. Follow-On Equity Offering Activity At-the-Market Offering Activity Equity Capital Transactions 23 2015 2016 2019 2024 Number of Shares (000s) 16,330 16,100 6,641 15,870 Public Offering Price per Share $ 10.50 $ 12.14 [1] $ 23.35 $ 32.00 Gross Proceeds (000s) $ 171,465 $ 195,385 $ 155,073 $ 507,840 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025[2] Q1 Number of Shares (000s) 924 10,574 10,265 2,459 — 990 2,405 30,869 40,986 553 Average Price per Share $ 15.31 $ 16.43 $ 17.76 $ 19.48 $ — $ 23.74 $ 20.00 $ 20.86 $ 26.35 $ 28.87 Gross Proceeds (000s) $ 14,147 $ 173,760 $ 182,321 $ 47,893 $ — $ 23,505 $ 48,100 $ 643,802 $ 1,079,852 $ 15,964

Notes: [1] Normalized FFO Payout Ratio represents dividends declared divided by Normalized FFO, in each case for the applicable quarter. [2] See “Financials - Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented. See Glossary for additional information. Dividend History Normalized FFO Payout Ratio [1][2] Normalized FFO per Share [2] Normalized FFO [2] (in millions) Other Financial Highlights 24 $0.275 $0.275 $0.28 $0.28 $0.28 $0.28 $0.29 $0.29 $0.29 $0.29 $0.335 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24 09/30/24 12/31/24 03/31/25 74% 72% 80% 80% 80% 78% 83% 81% 76% 73% 80% 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24 09/30/24 12/31/24 03/31/25 $0.37 $0.38 $0.35 $0.35 $0.35 $0.36 $0.35 $0.36 $0.38 $0.40 $0.42 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24 09/30/24 12/31/24 03/31/25 $36.1 $37.0 $35.0 $34.6 $36.6 $43.4 $46.5 $52.5 $60.9 $72.9 $77.8 09/30/22 12/31/22 03/31/23 06/30/23 09/30/23 12/31/23 03/31/24 06/30/24 09/30/24 12/31/24 03/31/25

Funds from Operations (“FFO”) Net income attributable to CareTrust REIT, Inc, excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation, amortization and real estate impairment charges and adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of our consolidated joint ventures. CareTrust REIT calculates and reports FFO attributable to CareTrust REIT, Inc in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2] Employee Retention Tax Credit The Employee Retention Credit ("ERTC") is a fully refundable tax credit for employers equal to 50 percent of qualified wages (including allocable qualified health plan expenses) that eligible employers pay their employees. Independent Living Facilities (“ILFs”) Also known as retirement communities or senior apartments, ILFs are not healthcare facilities. ILFs typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security. Initial Investment Initial Investment for properties acquired in connection with the Company becoming public represents Ensign's and Pennant's gross book value. Initial Investment for properties acquired since inception as a public company represents CareTrust REIT’s purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing and impairment charges (on all portfolio slides except the Investments slide). Assisted Living Facilities (“ALFs”) Licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.  EBITDA Net income attributable to CareTrust REIT, Inc. before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1] EBITDAR Net income before interest expense, income tax, depreciation, amortization and cash rent, after applying a standardized management fee (5% of facility operating revenues). EBITDAR Coverage Aggregate EBITDAR produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended December 31, 2024 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. "Rent" refers to the total monthly rent due under the Company's lease agreements. EBITDAR reflects the application of a standard 5% management fee. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre- stabilized. EBITDARM Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues). EBITDARM Coverage Aggregate EBITDARM produced by all facilities under a master lease (or other grouping) for the trailing twelve- month period ended December 31, 2024 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre- stabilized. Enterprise Value Share price multiplied by the number of outstanding shares, including assumed shares issued from the ATM program, plus total outstanding debt minus cash and assumed net proceeds from the ATM program, each as of a specified date. Funds Available for Distribution (“FAD”) FFO attributable to CareTrust REIT, Inc, excluding straight- line rental income adjustments, amortization of deferred financing fees, lease incentives, below market lease intangibles, stock-based compensation expense, non-cash interest income and adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of our consolidated joint ventures.[2] Glossary 25

Multi-Service Campus Facilities that include a combination of Skilled Nursing beds and Seniors Housing units, including Continuing Care Retirement Communities. Normalized EBITDA EBITDA attributable to CareTrust REIT, Inc, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as real estate impairment charges, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments and gains or losses from dispositions of real estate or other real estate.[1] Normalized FAD FAD attributable to CareTrust REIT, Inc, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments and property operating expenses.[2] Normalized FFO FFO attributable to CareTrust REIT, Inc, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, accelerated amortization of stock- based compensation, non-routine transaction costs, loss on extinguishment of debt, unrealized gains or losses on other real estate related investments and property operating expenses.[2] Rent / Interest Rent represents the respective period's contractual cash rent, annualized, and presented at 100% share for consolidated entities, and excludes ground lease income and the impact of any rent abatement for recent acquisitions, if applicable. Interest income includes annualized interest from other real estate related loans and preferred equity investments. Additionally, if a lease or loan agreement was entered into, amended or restructured subsequent to the period, but prior to our filing date for the respective period the initial or amended contractual cash rent or interest is used. Seniors Housing Includes ALFs, ILFs, dedicated memory care facilities and similar facilities. Skilled Nursing or Skilled Nursing Facilities (“SNFs”) Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy. Notes: [1] EBITDA attributable to CareTrust REIT, Inc and Normalized EBITDA attributable to CareTrust REIT, Inc do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc and Normalized EBITDA attributable to CareTrust REIT, Inc do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA attributable to CareTrust REIT, Inc and Normalized EBITDA attributable to CareTrust REIT, Inc may not be comparable to EBITDA and Normalized EBITDA reported by other REITs. [2] CareTrust REIT believes FAD attributable to CareTrust REIT, Inc, FFO attributable to CareTrust REIT, Inc, Normalized FAD attributable to CareTrust REIT, Inc, and Normalized FFO attributable to CareTrust REIT, Inc (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD attributable to CareTrust REIT, Inc and Normalized FFO attributable to CareTrust REIT, Inc can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD attributable to CareTrust REIT, Inc, FFO attributable to CareTrust REIT, Inc, Normalized FAD attributable to CareTrust REIT, Inc, and Normalized FFO attributable to CareTrust REIT, Inc (and their related per- share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Glossary 26